FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

Net sales increase approximately 10% in local currencies

MELVILLE, N.Y.  - May 3, 2011 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended March 26, 2011.
Net sales for the first quarter of 2011 were $1.9 billion, an increase of 10.6% compared with the first quarter of 2010.  This consists of 9.9% growth in local currencies and 0.7% growth related to foreign currency exchange.  Internal sales growth in local currencies was 3.8% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the first quarter of 2011 was $76.5 million or $0.82 per diluted share, an increase of 10.6% and 9.3%, respectively, compared with first quarter 2010 adjusted net income, which excludes restructuring costs of $12.3 million or $0.09 per diluted share.  EPS growth was 24.2% on an as-reported basis (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“We are particularly pleased to report high-single to low-double digit sales growth in local currencies in all of our business groups,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.
North American Dental sales of $662.8 million increased 7.8%, consisting of 7.2% growth in local currencies and 0.6% growth related to foreign currency exchange.  The 7.2% growth in local currencies included 8.9% growth in Dental consumable merchandise sales and 1.3% growth in Dental equipment sales and service revenues.

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“Solid gains in sales of Dental consumable merchandise are impressive in light of overall market conditions,” commented Mr. Bergman.  “We also are happy to report a fifth consecutive quarter of growth in Dental equipment sales and service revenues.”
North American Medical sales of $319.8 million increased 12.4%.  “We are very pleased with first quarter sales growth in our North American Medical group, which reflects particular strength in sales of clinical diagnostic products, as well as pharmaceuticals,” remarked Mr. Bergman.  “Shortly after the quarter closed we acquired Alpha Scientific, which strengthens our presence in the large and important California physician and medical laboratory market.”
North American Animal Health sales of $230.6 million increased 11.6%, including internal growth of 7.5% and 4.1% acquisition growth related to the timing of the Butler Schein Animal Health transaction, which includes four days of sales being classified as acquisition growth in the quarter.
“For the past six months we have largely turned our focus at Butler Schein Animal Health to various initiatives to drive sales growth by expanding the breadth and depth of our product offerings, and strengthening customer relationships.  First quarter results provide a positive indication regarding the success of these initiatives,” commented Mr. Bergman.
International sales of $679.0 million increased 11.4%, consisting of 9.8% growth in local currencies and 1.6% growth related to foreign currency exchange.
“International sales growth during the quarter was primarily due to the acquisition of Provet Holdings, which was completed early in the first quarter and is performing in line with our model,” added Mr. Bergman.  “As expected the biennial IDS trade show, held in March, impacted sales of dental equipment in Europe during the quarter, yet the strong turnout and upbeat tone at the show suggests strength for the coming months.”
        Technology and Value-Added Services sales of $55.6 million increased 23.7% during the quarter, consisting of 22.9% growth in local currencies and 0.8% growth related to foreign currency exchange.

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“Our Technology and Value-Added Services group has posted double-digit sales growth in local currencies for four consecutive quarters, continuing a longstanding trend of solid growth,” explained Mr. Bergman.  “First quarter results include particular strength in software sales in Australia and New Zealand, and in electronic services in the U.S.”

Stock Repurchase Plan
The Company announced that it repurchased 409,755 shares of its common stock during the first quarter at an average price of $66.13 per share.  The impact of the repurchase of shares on first quarter diluted EPS was immaterial.  At the end of the first quarter, the Company had $72.9 million authorized for future repurchases of its common stock.

2011 EPS Guidance
Henry Schein today affirmed 2011 financial guidance, as follows:

•	2011 diluted EPS attributable to Henry Schein, Inc. is expected to be in the range of $3.88 to $3.98.
•
Guidance for 2011 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

First Quarter Conference Call Webcast
        The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is the largest provider of health care products and services to office-based practitioners.  The Company is recognized for its excellent customer service and highly competitive prices.  Henry Schein's five businesses – Dental, Medical, Animal Health, International and Technology – serve more than 700,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health practices, as well as government and other institutions.
The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
Headquartered in Melville, N.Y., Henry Schein employs more than 14,000 people and has operations or affiliates in 25 countries.  The Company's net sales reached a record $7.5 billion in 2010.  For more information, visit the Henry Schein Web site at www.henryschein.com.

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         In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: recently enacted healthcare legislation; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; general economic conditions; decreased customer demand and changes in vendor credit terms; disruptions in financial markets; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 26,	March 27,
	2011	2010

Net sales	$1,947,761	$1,760,310
Cost of sales	1,381,939	1,247,277
Gross profit	565,822	513,033
Operating expenses:
Selling, general and administrative	441,522	396,989
Restructuring costs	-	12,285
Operating income	124,300	103,759
Other income (expense):
Interest income	3,933	3,388
Interest expense	(8,085)	(9,087)
Other, net	323	(115)
Income before taxes, equity in earnings of affiliates
and noncontrolling interests	120,471	97,945
Income taxes	(39,153)	(32,224)
Equity in earnings of affiliates	1,653	1,531
Net income	82,971	67,252
Less: Net income attributable to noncontrolling interests	(6,476)	(6,352)
Net income attributable to Henry Schein, Inc.	$76,495	$60,900

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.84	$0.68
Diluted	$0.82	$0.66

Weighted-average common shares outstanding:
Basic	90,615	89,508
Diluted	93,161	92,721

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 26,	December 25,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116,712	$150,348
Accounts receivable, net of reserves of $58,745 and $56,267	934,952	885,784
Inventories, net	930,341	870,206
Deferred income taxes	51,363	48,951
Prepaid expenses and other	228,143	214,013
Total current assets	2,261,511	2,169,302
Property and equipment, net	271,750	252,573
Goodwill	1,499,689	1,424,794
Other intangibles, net	458,480	405,468
Investments and other	303,564	295,334
Total assets	$4,794,994	$4,547,471

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$579,474	$590,029
Bank credit lines	97,194	41,508
Current maturities of long-term debt	8,357	4,487
Accrued expenses:
Payroll and related	153,892	172,746
Taxes	131,387	91,581
Other	263,899	267,736
Total current liabilities	1,234,203	1,168,087
Long-term debt	407,462	395,309
Deferred income taxes	196,358	190,225
Other liabilities	82,711	76,753
Total liabilities	1,920,734	1,830,374

Redeemable noncontrolling interests	426,060	304,140
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
92,261,494 outstanding on March 26, 2011 and
91,939,477 outstanding on December 25, 2010	923	919
Additional paid-in capital	518,842	601,014
Retained earnings	1,837,229	1,779,178
Accumulated other comprehensive income	89,836	30,514
Total Henry Schein, Inc. stockholders' equity	2,446,830	2,411,625
Noncontrolling interests	1,370	1,332
Total stockholders' equity	2,448,200	2,412,957
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,794,994	$4,547,471

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 26,	March 27,
	2011	2010

Cash flows from operating activities:
Net income	$82,971	$67,252
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	28,348	24,572
Amortization of bond discount	-	1,548
Stock-based compensation expense	8,345	6,142
Provision for losses on trade and other accounts receivable	1,728	994
Provision for (benefit from) deferred income taxes	(6,772)	272
Undistributed earnings of affiliates	(1,653)	(1,531)
Other	1,835	1,361
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	10,990	(7,394)
Inventories	(6,944)	14,482
Other current assets	(1,131)	7,730
Accounts payable and accrued expenses	(70,138)	(93,753)
Net cash provided by operating activities	47,579	21,675

Cash flows from investing activities:
Purchases of fixed assets	(10,458)	(9,062)
Payments for equity investments and business
acquisitions, net of cash acquired	(133,614)	(108,946)
Purchases of available-for-sale securities	-	(26,984)
Proceeds from sales of available-for-sale securities	2,100	1,300
Other	1,308	(720)
Net cash used in investing activities	(140,664)	(144,412)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	55,660	(931)
Proceeds from issuance of long-term debt	3,000	-
Principal payments for long-term debt	(1,526)	(1,843)
Proceeds from issuance of stock upon exercise of stock options	18,814	15,280
Payments for repurchases of common stock	(27,098)	-
Excess tax benefits related to stock-based compensation	5,797	4,522
Distributions to noncontrolling shareholders	(1,062)	(1,298)
Acquisition of noncontrolling interests in subsidiaries	(366)	(10,000)
Other	(90)	(90)
Net cash provided by financing activities	53,129	5,640

Net change in cash and cash equivalents	(39,956)	(117,097)
Effect of exchange rate changes on cash and cash equivalents	6,320	1,331
Cash and cash equivalents, beginning of period	150,348	471,154
Cash and cash equivalents, end of period	$116,712	$355,388

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

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Exhibit A

Henry Schein, Inc.
2011 First Quarter
Sales Growth Rate Summary
(unaudited)

Q1 2011 over Q1 2010

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/ VAS

Internal Sales Growth	3.8%	2.9%	9.9%	7.5%	-0.1%	13.8%

Acquisitions	6.1%	4.3%	2.5%	4.1%	9.9%	9.1%

Local Currency Sales Growth	9.9%	7.2%	12.4%	11.6%	9.8%	22.9%

Foreign Currency Exchange	0.7%	0.6%	0.0%	0.0%	1.6%	0.8%

Total Sales Growth	10.6%	7.8%	12.4%	11.6%	11.4%	23.7%

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Exhibit B

Henry Schein, Inc.
2011 First Quarter
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter and YTD
			%
	2011	2010	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income Attributable to Henry Schein, Inc.	$76,495	$60,900	25.6%
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.82	$0.66	24.2%

Non-GAAP Adjustments (after-tax)
Restructuring costs	-	$8,260
Net Income attributable to Henry Schein, Inc.	$0	$8,260
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.00	$0.09

Adjusted Results From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$76,495	$69,160	10.6%
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.82	$0.75	9.3%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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